                                                                    EXHIBIT 99.7

                               E*TRADE GROUP, INC.
                        STOCK OPTION ASSUMPTION AGREEMENT

OPTIONEE:         <<1>>

                  STOCK OPTION ASSUMPTION AGREEMENT issued as of the 29th day of July, 1998 by E*TRADE Group, Inc., a Delaware corporation ("E*TRADE").

                  WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of ShareData, Inc., a California corporation ("ShareData"), which were granted to Optionee under the ShareData, Inc. 1984 Amended and Restated Stock Option Plan (the "Plan"), and are evidenced by a stock option agreement (the "Option Agreement") between ShareData and Optionee.

                  WHEREAS, ShareData has been acquired by E*TRADE through the merger of a wholly-owned E*TRADE subsidiary ("Acquisition Sub") with and into ShareData (the "Merger") pursuant to the Agreement and Plan of Reorganization dated as of July 6, 1998 by and among E*TRADE, Acquisition Sub and ShareData (the "Merger Agreement").

                  WHEREAS, the provisions of the Merger Agreement require E*TRADE to assume all obligations of ShareData under all options outstanding under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

                  WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is
0.075376573 share of E*TRADE common stock (the "E*TRADE Stock") for each outstanding share of ShareData common stock (the "ShareData Stock").

                  WHEREAS, this Agreement is to become effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by E*TRADE in connection with the Merger.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. The stock options held by Optionee under the Plan immediately prior to the Effective Time (the "ShareData Options") and the exercise price payable per share are set forth in Exhibit A hereto. E*TRADE hereby assumes, as of the Effective Time, all the duties and obligations of ShareData under each of the ShareData Options. In connection with such assumption, the number of shares of E*TRADE Stock purchasable under each ShareData Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio at which shares of ShareData Stock were converted into shares of E*TRADE Stock in consummation of the Merger. Accordingly, the number of shares of E*TRADE Stock subject to each ShareData Option hereby assumed shall be as specified for that option in attached Exhibit B, and the adjusted exercise price payable per share of E*TRADE Stock under the assumed ShareData Option shall be as indicated for that option in attached Exhibit B.

                  2. The intent of the foregoing adjustments to each assumed ShareData Option is to assure that the spread between the aggregate fair market value of the shares of E*TRADE Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this agreement will, immediately after the consummation of the Merger, equal the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the ShareData Stock subject to the ShareData Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also designed to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the ShareData Option immediately prior to the Merger.

                  3. The following provisions shall govern each ShareData Option hereby assumed by E*TRADE:

                                    (a) Unless the context otherwise requires,
                  all references to the "Company" in each Option Agreement and in the Plan shall mean E*TRADE, all references to "Stock", "Shares" or "Common Stock" shall mean shares of E*TRADE Stock, and all references to the "Board" or the "Committee" shall mean the Board of Directors of E*TRADE or the Compensation Committee of such Board.

                                    (b) The grant date and the expiration date
                  of each assumed ShareData Option and all other provisions which govern either the exercisability or the termination of the assumed ShareData Option shall remain the same as set forth in the Option Agreement applicable to that option and shall accordingly govern and control Optionee's rights under this Agreement to purchase E*TRADE Stock.

                                    (c) Each assumed ShareData Option shall
                  continue to vest and become exercisable in accordance with the same vesting/exercise schedule in effect under the applicable Option Agreement immediately prior to the Effective Time, with the number of shares of E*TRADE Stock subject to each such installment adjusted to reflect the Exchange Ratio. Accordingly, no accelerated vesting of the ShareData Options shall be deemed to automatically occur by reason of the Merger.

                                    (d) For purposes of applying any and all
                  provisions of the Option Agreement relating to Optionee's employment or service with ShareData, Optionee shall be deemed to continue in employment or service for so long as Optionee is in the employ of, or provides services to, E*TRADE or any present or future E*TRADE subsidiary, including (without limitation) ShareData.

                                    (e) The adjusted exercise price payable for
                  the E*TRADE Stock subject to each assumed ShareData Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option.

                                    (f) In order to exercise each assumed
                  ShareData Option, Optionee must deliver to E*TRADE a written notice of exercise in which the



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                  number of shares of E*TRADE Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of E*TRADE Stock and should be delivered to E*TRADE at the following address:

                                    E*TRADE Group, Inc.
                                    2400 Geng Road
                                    Palo Alto, CA  94303
                                    Attention:  Option Plan Administrator

                  4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                  IN WITNESS WHEREOF, E*TRADE Group, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 29th day of July, 1998.



                                 E*TRADE GROUP, INC.

                                 By: ___________________________________________

                                 Name: _________________________________________

                                 Title:_________________________________________





                                 ACKNOWLEDGMENT


                  The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her ShareData Options hereby assumed by E*TRADE Group, Inc. are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.



                                  ----------------------------------------------
                                  <<1>>, OPTIONEE



DATED: __________________, 199__

                                    EXHIBIT A

              Optionee's Outstanding Options to Purchase Shares of
                                 ShareData, Inc.
                            Common Stock (Pre-Merger)



         Number of Option Shares    Exercise Price
         -----------------------    --------------

         <<2>>                      <<3>>

                                    EXHIBIT B

              Optionee's Outstanding Options to Purchase Shares of
                               E*TRADE Group, Inc.
                           Common Stock (Post-Merger)


         Number of Option Shares    Exercise Price
         -----------------------    --------------

         <<4>>                                <<5>>